Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(59,510,781)
Realized Gain (Loss) on Swap Contracts	(21,402,711)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(56,949,410)
Unrealized gain (loss) on Fair Value of Swap Contracts	1,126
Dividend Income	1,912,171
Interest Income	2,103,744
ETF Transaction Fees	18,000
Total Income (Loss)	$(133,827,861)

Expenses
General Partner Management Fees	$851,862
Professional Fees	207,725
Brokerage Commissions	60,827
Directors' Fees and insurance	69,257
NYMEX License Fee	28,395
Total Expenses	$1,218,066
Net Income (Loss)	$(135,045,927)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/22	$2,237,929,590
Additions (4,800,000 Shares)	353,991,983
Withdrawals (4,000,000 Shares)	(301,190,699)
Net Income (Loss)	(135,045,927)

Net Asset Value End of Month	$2,155,684,947
Net Asset Value Per Share (29,323,603 Shares)	$73.51

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596